                                                                   Exhibit 4.2.2


                                JOINDER AGREEMENT

         WHEREAS, the undersigned Silicon Valley Bank (the "Joining Party") and Nanosys, Inc., a Delaware corporation (the "Company"), have entered into a certain Loan and Security Agreement, dated as of May 17, 2002, and certain other related agreements contemplated thereby, pursuant to which, among other things, the Company will issue to the Joining Party a Warrant (the "Warrant") to purchase up to 41,250 shares of the Company's Series B Preferred Stock, $.001 par value per share (the "Shares");

         WHEREAS, the parties hereto desire the Joining Party to have certain "piggyback" registration rights with respect to the shares of the Company's common stock, $.001 par value per share ("Common Stock"), issuable upon conversion of the Shares (and with respect to the Shares, at all times when the Class (as defined in the Warrant) is Common Stock) pursuant to Section 2.3 of that certain Amended and Restated Investors' Rights Agreement, dated as of January 18, 2002, among the Company and the other parties named therein, as amended (the "Rights Agreement"), and that the Joining Party be added to the Rights Agreement as a party thereto for the purpose of granting such "piggyback" registration rights; and

         WHEREAS, Section 4.2 of the Rights Agreement allows the Company and the holders of a majority (the "Majority Holders") of the Registrable Securities, as such term is defined in the Rights Agreement, to add parties to the Right Agreement by written consent.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged by the parties hereto, the parties hereby covenant and agree as follows:

         1. The shares of Common Stock issuable upon conversion of the Shares, and the Shares at all times when the Class is Common Stock shall constitute "Registrable Securities," as such term is defined in Section 2.1(e) of the Rights Agreement, for all intents and purposes of the registration rights and related provisions and obligations set forth in Sections 2.1 and 2.3, Sections
2.5 through 2.14 inclusive and Section 4 of the Rights Agreement.

         2. The Joining Party shall be treated for all purposes under Section
2.1 and 2.3, Sections 2.5 through 2.14 inclusive, and Section 4 of the Rights Agreement as a "Holder," as such term is defined in Section 2.1(b) of the Rights Agreement.

         3. The Joining Party agrees to be bound by the terms and conditions of Sections 2.1 and 2.3, Sections 2.5 through 2.14 inclusive and Section 4 of the Rights Agreement and shall succeed to and assume all of the rights and obligations of a Holder of Registrable Securities for all intents and purposes of such Sections, provided that, in the case of Section 4.1 of the Rights Agreement, the Joining Party agrees to be bound as an "Investor" in the event the Joining Party proposes to transfer the Shares or the Warrant to a transferee and, provided further, that the

Joining Party shall not, and shall not be deemed to, possess or be able to transfer any rights set forth in the Rights Agreement (including, without limitation, any Preemptive Rights set forth in Section 3 of the Rights Agreement) other than the "piggyback" registration rights the Joining Party possesses pursuant to this Joinder Agreement.

         4. Notwithstanding the provisions of Section 2.3(a) of the Rights Agreement, the Company shall give notice of any registration initiated pursuant to Section 2.2 of the Rights Agreement to the Joining Party in accordance with the notice provisions of said Section 2.3(a) and shall (upon receipt by the Company of a written request from the Joining Party within 20 days after Joining Party's receipt of such notice) include the Joining Party's Registrable Securities in such registration, subject to the terms, conditions and limitations of the portions of the Rights Agreement to which the Joining Party is made a party hereby; provided, that in the case of a registration initiated pursuant to Section 2.2 of the Rights Agreement, the Joining Party shall be subject to the terms, conditions and limitations set forth in Section 2.2 in addition to the portions of the Rights Agreement to which the Joining Party is made a party hereby; and provided further, that the Joining Party shall in no event be, or be deemed to be, an "Initiating Holder" under Sections 2.1(e) or
2.2 of the Rights Agreement..

         This Joinder Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Joinder Agreement as of May 17, 2002.

                                                              "JOINING PARTY":

                                          SILICON VALLEY BANK

                                          By:    /s/ Michael J. Hancwich
                                                -----------------------------
                                          Name:  Michael J. Hancwich
                                                -----------------------------
                                          Title: SVP
                                                -----------------------------



                                          "COMPANY":

                                          NANOSYS, INC.


                                          By:    /s/ Lawrence Bock
                                                -----------------------------
                                          Name:  Lawrence Bock
                                                -----------------------------
                                          Title: CEO
                                                -----------------------------

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":


                          ARCH VENTURE FUND V, L.P.

                          By:   ARCH Venture Partners V, L.P.
                          Its:  General Partner

                                     By:    ARCH Venture Partners V, L.L.C.
                                     Its:  General Partner

                                     By: /s/ Clint Bybee
                                        -----------------------------
                                         Managing Director

                          ARCH V ENTREPRENEURS FUND, L.P.

                          By:   ARCH Venture Partners V, L.P.
                          Its:  General Partner

                                     By:   ARCH Venture Partners V, L.L.C.
                                     Its:  General Partner

                                     By: /s/ Clint Bybee
                                        -----------------------------
                                         Managing Director

                          "MAJORITY HOLDERS":


                          POLARIS VENTURE PARTNERS III, L.P.

                          By:   Polaris Venture Management Co. III, L.L.C.
                          Its:  General Partner


                                     By: /s/ William E. Bilodeau
                                        -----------------------------
                                        Name:  William E. Bilodeau
                                        Title: Attorney-in-fact


                          POLARIS VENTURE PARTNERS
                          ENTREPRENEURS' FUND III, L.P.

                          By:   Polaris Venture Management Co. III, L.L.C.
                          Its:  General Partner


                                     By: /s/ William E. Bilodeau
                                        -----------------------------
                                        Name:  William E. Bilodeau
                                        Title: Attorney-in-fact


                          POLARIS VENTURE PARTNERS
                          FOUNDERS' FUND III, L.P.

                          By:     Polaris Venture Management Co. III, L.L.C.
                          Its:    General Partner


                                     By: /s/ William E. Bilodeau
                                        -----------------------------
                                        Name:  William E. Bilodeau
                                        Title: Attorney-in-fact

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":


                          VENROCK ASSOCIATES

                                     By: /s/ Bryan E. Roberts
                                        -----------------------------
                                       Name:  Bryan E. Roberts
                                       Title: General Partner


                          VENROCK ASSOCIATES III, L.P.

                          By:   Venrock Management III LLC
                          Its:  General Partner

                                     By: /s/ Bryan E. Roberts
                                        -----------------------------
                                       Name:  Bryan E. Roberts
                                       Title: Member




                          VENROCK ENTREPRENEURS FUND III, L.P.

                          By:   VEF Management III LLC
                          Its:  General Partner

                                     By: /s/ Bryan E. Roberts
                                        -----------------------------
                                        Name:  Bryan E. Roberts
                                        Title: Member

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":


                          CW VENTURES III, L.P.


                                     By: /s/ Lawrence Bock
                                         -----------------------------
                                         CW Partners IV, L.L.C.
                                         General Partner

                          CW VENTURES III - A CO-INVESTMENT FUND, L.P.


                                     By: /s/ Lawrence Bock
                                         -----------------------------
                                         CW Partners IV, L.L.C.
                                         General Partner

                          J.P. MORGAN/CW VENTURES III
                          (NANOSYS), L.P.


                                     By: /s/ Lawrence Bock
                                         -----------------------------
                                         CW Partners IV, L.L.C.
                                         General Partner

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":


                          PROSPECT VENTURE PARTNERS II, L.P.

                          By:   Prospect Management Co. II, LLC
                          Its:  General Partner

                                     By: /s/ James Tananbaum
                                         -----------------------------
                                         Name:  James Tananbaum
                                         Title: Managing Member

                          PROSPECT ASSOCIATES II, L.P.


                          By:   Prospect Management Co. II, LLC
                          Its:  General Partner


                                     By: /s/ James Tananbaum
                                         -----------------------------
                                         Name:  James Tananbaum
                                         Title: Managing Member

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":

                          /s/ Charles Lieber
                          -------------------------------------------
                          DR. CHARLES LIEBER

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":


                          /s/ Hongkun Park
                          -------------------------------------------
                          DR. HONGKUN PARK

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":


                          /s/ Robert M. Metcalfe
                          -------------------------------------------
                          ROBERT M. METCALFE

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":




                          -------------------------------------------
                          ALAN CHOW C/F
                          TIFFANY CHOW UGMA CA
                          "INVESTORS"

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":



                          -------------------------------------------
                          ALAN CHOW C/F
                          HARRISON CHOW UGMA CA

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":



                          -------------------------------------------
                          ALAN CHOW C/F
                          STEPHANIE CHOW UGMA CA

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":

                          MCKENNA VENTURES, LP

                          BY:
                               -----------------------------------

                          TITLE:
                                  --------------------------------

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":


                          -------------------------------------------
                          MICHAEL O'DONNELL

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":



                          -------------------------------------------
                          R. RANDOLPH SCOTT

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":



                          -------------------------------------------
                          KAREN L. VERGURA

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":

                          WS INVESTMENT COMPANY, LLC

                          BY:
                               -----------------------------------

                          TITLE:
                                  --------------------------------

                     [Signature Page to Joinder Agreement]

                          "MAJORITY HOLDERS":

                          ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

                          By: ALEXANDRIA REAL ESTATE
                              EQUITIES, INC., a Maryland corporation,
                              managing member


                              By:
                                 --------------------------------------
                                 Laurie A. Allen, Senior Vice President,
                                 Business Development & Legal Affairs

                     [Signature Page to Joinder Agreement]